                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             CKE Restaurants, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             CKE RESTAURANTS, INC.
                          1200 NORTH HARBOR BOULEVARD
                           ANAHEIM, CALIFORNIA 92801

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 21, 1995

To the Stockholders of CKE Restaurants, Inc.:

     The Annual Meeting of Stockholders of CKE Restaurants, Inc. ("CKE") will be held at the Anaheim Marriott Hotel, Marriott Hall North, 700 West Convention Way, Anaheim, California, on Wednesday, June 21, 1995 at 9:30 a.m. for the following purposes:

     1. To elect directors;

     2. To approve the CKE Restaurants, Inc. 1994 Employee Stock Purchase Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Stockholders of record at the close of business on April 24, 1995 will be entitled to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be maintained at the corporate headquarters in the city of Anaheim (at the address shown above) for at least twenty days prior to the meeting.

                                        By Order of the Board of Directors,

                                        Richard C. Celio
                                        Secretary
Anaheim, California
May 18, 1995

     To assure that your shares will be voted at the meeting, you are requested to sign the attached proxy and return it promptly in the enclosed postage-paid, addressed envelope. No additional postage is required if mailed in the United States. If you attend the meeting you may vote in person even though you have sent in your proxy.

                             CKE RESTAURANTS, INC.

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 21, 1995

                            ------------------------

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CKE Restaurants, Inc., a Delaware corporation (together with its subsidiaries, "CKE"), for use at the Annual Meeting of Stockholders to be held on June 21, 1995 (the "Meeting").

     It is anticipated that the mailing to stockholders of this Proxy Statement and accompanying Proxy Card will begin on or about May 19, 1995.

                            ------------------------

                THE DATE OF THIS PROXY STATEMENT IS MAY 18, 1995

                            SOLICITATION OF PROXIES

     At the Meeting, the stockholders of CKE will be asked (1) to vote upon the election of directors, (2) to approve the CKE Restaurants, Inc. 1994 Employee Stock Purchase Plan, and (3) to act upon such other matters as may properly come before the Meeting. CKE's Board of Directors is asking for your proxy for use at the Meeting. A stockholder giving a proxy may revoke it at any time before it is exercised. Any proxy that is not revoked will be voted at the Meeting in accordance with the stockholder's instructions indicated on the enclosed Proxy Card. If no instructions are marked on the Proxy Card, the shares represented thereby will be voted for the election of the director nominees and for the approval of the 1994 Employee Stock Purchase Plan. Although management does not know of any other matter to be acted upon at the Meeting, shares represented by valid proxies will be voted by the persons named on the Proxy Card in accordance with their best judgment with respect to any other matters that may properly come before the Meeting.

     The cost of preparing, assembling and mailing this Notice of Annual Meeting, Proxy Statement and Proxy Card will be paid by CKE. In addition, following the mailing of the Proxy Statement, directors, officers and regular employees of CKE may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of CKE Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by CKE for their charges and expenses in connection therewith. It is anticipated that the mailing of proxy materials will begin on or about May 19, 1995.

                             RECORD DATE AND VOTING

     Holders of CKE Common Stock of record at the close of business on April 24, 1995, are entitled to notice of, and to vote at, the Meeting. There were 18,174,838 shares of CKE Common Stock outstanding and entitled to vote at the Meeting on such record date. On all matters to come before the Meeting, each holder of Common Stock will be entitled to one vote for each share owned. A stockholder giving a proxy may revoke it at any time before it is voted by filing with CKE's Secretary either a written notice of revocation or a duly executed proxy bearing a later date or by appearing at the Meeting and voting in person. Unless a proxy is revoked, shares represented by a proxy will be voted.

     Election of directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposal 2 is subject to the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on such matter. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on a proposal in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting in favor of such proposal. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither broker non-votes nor abstentions will have any effect on the vote required to elect the director nominees. Broker non-votes will have no effect on the outcome of the vote on Proposal 2, but abstentions will have the same effect as a vote against such proposal.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Certificate of Incorporation of CKE provides for the division of the Board of Directors into three classes, each class serving for a period of three years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. The class of directors whose term expires as of the Meeting consists of Frank P. Willey and Carl L. Karcher.

     The proxies solicited hereby are intended to be voted for the nominees whose names are listed below. Both nominees are presently directors and have indicated their willingness to continue to serve as directors, if elected. The persons named in the proxy will have discretionary authority to vote for others if any nominee becomes unable or unwilling to serve prior to the meeting. To the knowledge of CKE, both nominees are and will be able to serve.

INFORMATION CONCERNING NOMINEES AND OTHER DIRECTORS

                             NOMINEES FOR ELECTION

                                                        FIRST YEAR
                                                          BECAME             OTHER CORPORATE
       NAME       AGE        PRINCIPAL OCCUPATION        DIRECTOR             DIRECTORSHIPS
- ---------------------     --------------------------    -----------     --------------------------
Carl L. Karcher   46      President, CLK, Inc., a           1992                    --
                          franchisee of CKE
Frank P. Willey   41      President, Fidelity               1994        Fidelity National
                          National Financial, Inc.                      Financial, Inc.

     Carl L. Karcher has been a franchisee of CKE since May 1985. For more than 17 years prior to that time, Mr. Karcher was employed by CKE in several capacities, including Vice President, Manufacturing and Distribution. Mr. Karcher first became a director in May 1992. Carl L. Karcher is Carl N. Karcher's son.

     Frank P. Willey became President of Fidelity National Financial, Inc. in January 1995 and has been, since February 1986, a director, Executive Vice President and General Counsel of Fidelity National Financial, Inc., a holding company engaged in title insurance and related services.

     THE BOARD OF DIRECTORS OF CKE RECOMMENDS A VOTE "FOR" THE ELECTION OF BOTH OF THE ABOVE NOMINEES.

                    DIRECTORS CONTINUING TO SERVE UNTIL 1996

                                                           FIRST YEAR
                                                             BECAME             OTHER CORPORATE
          NAME          AGE     PRINCIPAL OCCUPATION        DIRECTOR             DIRECTORSHIPS
- ---------------------------   -------------------------    -----------     -------------------------
Peter Churm             69    Chairman Emeritus, Furon         1979        Furon Company
                              Company
Daniel D. (Ron) Lane    60    Chairman and Chief               1993        Fidelity National
                              Executive Officer,                           Financial, Inc., Resort
                              Lane/Kuhn Pacific, Inc.                      Income Investors, Inc.

     Peter Churm became a member of the Board of Directors of CKE in 1979. He was Chairman of the Board of Furon Company, a publicly held diversified manufacturing company headquartered in Laguna Niguel, California, from May 1980 through February 1992 and was President of that company for more than 16 years prior to that time. He remains a member of the Board of Directors of Furon Company.

     Daniel D. (Ron) Lane became Vice Chairman of the Board of CKE in October 1994 and a director of CKE in December 1993. Mr. Lane has been a director of Fidelity National Financial, Inc. since September 1989. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a corporation that consists of several community development and home building partnerships, all of which are headquartered in Newport Beach, California. Mr. Lane also serves as a director of Resort Income Investors, Inc.

                    DIRECTORS CONTINUING TO SERVE UNTIL 1997

                                                             FIRST YEAR
                                                               BECAME             OTHER CORPORATE
          NAME          AGE       PRINCIPAL OCCUPATION        DIRECTOR             DIRECTORSHIPS
- ---------------------------     -------------------------    -----------     -------------------------
William P. Foley II     49      Chairman of the Board and        1993        Fidelity National
                                Chief Executive Officer,                     Financial, Inc., Micro
                                CKE; Chairman of the                         General Corporation
                                Board and Chief Executive
                                Officer, Fidelity
                                National Financial, Inc.
Carl N. Karcher         78      Chairman of the Board            1966                   --
                                Emeritus, CKE
Elizabeth A. Sanders    49      Independent Management           1983        H.F. Ahmanson, Sport
                                Consultant                                   Chalet, Inc., Wal-Mart
                                                                             Stores, Inc., Wolverine
                                                                             Worldwide

     William P. Foley II became Chief Executive Officer of CKE in October 1994, has been a director of CKE since December 1993 and became Chairman of the Board in March 1994. Since 1981, Mr. Foley has been Chairman of the Board, President (until January 1995) and Chief Executive Officer of Fidelity National Financial, Inc. Mr. Foley is also a member of the Board of Directors of Micro General Corporation.

     Carl N. Karcher, the founder of CKE, purchased his first hot dog stand on July 17, 1941 and has been developing CKE's concepts since that time. He first became a director of CKE in 1966. He has served as Chairman of the Board Emeritus since January 1994. He was Chairman of the Board of CKE until October 1993, and served as Chief Executive Officer until December 1992. Prior to 1980, he was President of CKE. Carl N. Karcher is Carl L. Karcher's father.

     Elizabeth A. Sanders served as Chairman of the Board of CKE from October 1993 until February 1994 and has been a director since 1983. She is an independent management consultant to various businesses. She was employed by Nordstrom, Inc., which owns a chain of department stores, in several capacities between 1971 and 1990 (including Vice President -- General Manager between 1980 and 1990). Mrs. Sanders is a member of the Board of Directors of H.F. Ahmanson, Sport Chalet, Inc., Wal-Mart Stores, Inc. and Wolverine Worldwide.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Executive Committee of the Board of Directors, comprised of Mrs. Sanders and Messrs. Foley and Lane, is empowered by the Board of Directors to take all actions that may otherwise be taken by the Board of Directors, to the extent permitted by law.

     In addition to the Executive Committee, the Board of Directors has two standing committees: the Audit Committee and the Compensation and Stock Option Committee. The Board does not have a nominating committee or other committee performing similar functions. The Audit Committee, whose current members are Messrs. Lane (Chairman), Churm and Willey, monitors CKE's basic accounting policies and their related system of internal control, reviews CKE's audit and management reports and makes recommendations regarding the appointment of independent auditors. The Compensation and Stock Option Committee, whose current members are Messrs. Churm (Chairman) and Willey and Mrs. Sanders, considers the hiring and election of corporate officers, salary and incentive compensation policies for officers and directors, and the granting of stock options to employees.

     During fiscal 1995, the Board of Directors held nine meetings, the Audit Committee held one meeting, the Compensation and Stock Option Committee held two meetings and the Executive Committee held seven meetings. During fiscal 1995, no director attended fewer than 75% of the aggregate meetings of the Board of Directors and the committee or committees on which he or she served.

STOCKHOLDER NOMINATIONS

     The Certificate of Incorporation of CKE provides that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to the Secretary, CKE Restaurants, Inc., P.O. Box 4349, Anaheim, California 92803-4349. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the address provided not later than 90 days in advance of such meeting, or, if later, the seventh day following the first public announcement of the date of such meeting. A stockholder's notice to the Secretary must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated,
(ii) a representation that the stockholder is a holder of record of CKE's Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice,
(iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, and (v) the consent of each nominee to serve as a director of CKE if so elected. CKE may require any proposed nominee to furnish such other information as may be reasonably required by CKE to determine the eligibility of such proposed nominee to serve as a director of CKE.

COMPENSATION OF DIRECTORS

     For their services as directors in fiscal 1995, Messrs. Churm and Carl L. Karcher and Mrs. Sanders each received a base fee of $18,000. For their services as directors in fiscal 1995, Messrs. Foley, Lane and Willey each received a pro-rata portion of annual base director's fees of $9,000; Mr. Carl N. Karcher's pro rata portion was $4,500. For their attendance at Board meetings (including telephonic meetings), other than regular Board meetings, Messrs. Churm, Carl L. Karcher, Foley, Lane and Willey and Mrs. Sanders received $14,000, $12,500, $16,500, $16,500, $8,000 and $13,000, respectively. Through February 1994, for her services as Chairman, Mrs. Sanders received a pro-rata portion of Chairman's fees of $90,000 per annum totaling $15,000. Mrs. Sanders also received reimbursement of expenses incurred attending Board meetings totaling $2,637 in fiscal 1995. Each non-employee director is expected to receive a fee of $18,000 in fiscal 1996 for their services and $1,000 ($500 for telephonic meetings) for each Board meeting or committee meeting other than regular meetings attended by that director in fiscal 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of the date of this Proxy Statement, the members of the Compensation and Stock Option Committee of the Board of Directors were Messrs. Churm and Willey and Mrs. Sanders, none of whom was an officer, former officer or employee of CKE during fiscal 1995. See "Transactions with Officers and Directors."

                                   PROPOSAL 2

                 APPROVAL OF 1994 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors is recommending stockholder approval of the CKE Restaurants, Inc. 1994 Employee Stock Purchase Plan (the "Purchase Plan"), a copy of which is attached as Exhibit A hereto. The following description of the Purchase Plan is qualified in its entirety by reference to the full text of the Purchase Plan.

     Purpose and Adoption. The purpose of the Purchase Plan, which was adopted by the Board of Directors of CKE on September 27, 1994, is to encourage a sense of proprietorship on the part of employees of CKE and its subsidiary corporations (as defined in the Purchase Plan) by assisting such employees in making regular purchases of shares of CKE Common Stock, and thus to benefit CKE by increasing such employees' interest in the growth of CKE and its subsidiary corporations and in such entities' financial success.

     Administration. The Purchase Plan is to be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Committee"). All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or the Committee, and its decisions are final and binding upon all participants. Members of the Board of Directors or the Committee who are eligible employees are permitted to participate in the Purchase Plan. Members of the Board of Directors or the Committee receive no additional compensation for their services in connection with the administration of the Purchase Plan.

     Securities Subject to the Plan. The maximum number of shares which may be issued to participants over the term of the Purchase Plan may not exceed 500,000 shares of CKE's Common Stock. As of April 27, 1995, approximately 8,600 shares had been purchased under the Purchase Plan, for an aggregate purchase price of $61,558. The Purchase Plan has approximately 180 participants.

     Eligibility. Participation in the Purchase Plan is completely voluntary. Any person who has reached the age of majority and who is currently employed by CKE or one of its subsidiary corporations (i) on an hourly basis as a restaurant employee for at least 30 hours per week and has been so employed continuously during the preceding one (1) year (provided that the Board of Directors or the Committee may in its discretion waive such one (1) year requirement), excluding non employees and persons on leave of absence; (ii) on an hourly basis as a non-restaurant employee for at least 30 hours per week and has been so employed continuously during the preceding 90 days (provided that the Board of Directors or the Committee may in its discretion waive such 90 day requirement), excluding non-employees and persons on leave of absence; or (iii) is exempt from the overtime and minimum wage requirements under federal and state laws and has been so employed continuously during the preceding 90 days (provided that the Board of Directors or the Committee may in its discretion waive such 90-day requirement), excluding non-employees and persons on leave of absence.

     Offering Dates. Shares shall be offered pursuant to the Purchase Plan in periods coinciding with CKE's fiscal quarters commencing on the effective date of the Purchase Plan.

     Matching Contribution. CKE will make a "Matching Contribution" equal to one-third of a participant's contribution less withholding taxes associated therewith for those participants that are neither officers nor directors. CKE will make a Matching Contribution equal to one-half of the participant's contributions less withholding taxes associated therewith for participants that are either officers or directors.

     Purchase Price. The purchase price per share shall be (i) the reported closing price of the Common Stock on the New York Stock Exchange or other established stock exchange on the purchase date, or if no sale shall have been made on such date, on the preceding date on which there was a sale; (ii) if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock on the over-the-counter market as quoted on the New York Stock Exchange on such date; or (iii) if such Common Stock is not then listed on an exchange or quoted on the New York Stock Exchange, an amount determined in good faith by the Board of Directors.

     Purchase of Stock and Delivery of Shares. Following the acceptance by CKE of a participant's enrollment form, CKE shall direct a financial institution designated to act as broker under the Purchase Plan (the "Broker") to open and maintain an account (the "Brokerage Account") in the name of such participant and to purchase shares of Common Stock on behalf of such participant as permitted under the Purchase Plan. Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as Broker for such period as is determined by CKE. CKE, from time to time during an offering period, shall deliver to the Broker an amount equal to the total of all participant contributions together with a list of the amount of such contributions from each participant. From time to time, the Broker, as agent for the participants, shall purchase as many full shares or fractional shares of Common Stock as such contributions will permit. The shares to be purchased shall be purchased at the then current fair market value and may, at the election of CKE, be either treasury shares, shares authorized but unissued, or shares purchased on the open market. The amount of Common Stock purchased by the Broker shall be allocated to the respective Brokerage Account of each participant on the basis of the average cost of the Common Stock so purchased, in proportion to the amount allocable to each participant. Unless otherwise requested by the participant, all full shares and fractional shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested by the participant in accordance with the Purchase Plan.

     Capital Changes. If there are any changes in the capitalization of CKE, such as through mergers, consolidations, reorganizations, recapitalizations, stock splits or stock dividends, appropriate adjustments will be made by CKE in the number of shares of its Common Stock subject to purchase under the Purchase Plan.

     Nonassignability. Neither payroll deductions credited to a participant's account nor any rights of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason except by will or the laws of descent and distribution. Any attempt at such pledge, assignment or transfer may be treated by CKE as an election to withdraw from the Purchase Plan.

     Amendment, Suspension or Termination of the Plan. The Board may at any time terminate, suspend or amend the Purchase Plan. If the Purchase Plan is terminated, each participant shall be entitled to receive the funds in such participant's account but shall not be entitled to any Matching Contribution.

     Tax Consequences. The Purchase Plan is not intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 as amended (the "Code"). To the extent a participant receives shares of the Common Stock for a price less than its fair market value, the participant will recognize income equal to such difference. The Purchase Plan provides for the purchase of shares to be made at fair market value; accordingly, there should be no income to the participant upon the purchase of shares of the Common Stock.

     CKE will be required to withhold federal income tax with respect to the Matching Contributions made by CKE or the appropriate subsidiary (the direct employer of the participant). These amounts will be withheld at the end of the period that the shares purchased with the Matching Contribution are subject to forfeiture. Such amounts will be withheld from the remainder of the base earnings (as that term is defined in the Purchase Plan) of the participant and not from amounts placed in the participant's account.

BOARD RECOMMENDATION

     The Board of Directors believes that it is in the best interests of CKE and its stockholders to approve the Purchase Plan in order to attract, retain and motivate qualified employees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE CKE RESTAURANTS, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN.

                                 OTHER BUSINESS

     PRESENTED BY MANAGEMENT. Management does not know of any matter to be acted upon at the Meeting other than the matters described above, but if any other matter properly comes before the Meeting, the persons named on the enclosed Proxy Card will vote thereon in accordance with their best judgment.

     PRESENTED BY STOCKHOLDERS. Pursuant to CKE's Certificate of Incorporation only such business shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of CKE. To be timely, written notice must be received by the Secretary not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of CKE which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                         OWNERSHIP OF CKE'S SECURITIES

     The following table sets forth certain information regarding beneficial ownership of CKE's Common Stock as of March 31, 1995, by (i) each person who is known by CKE to beneficially own more than five percent of the outstanding CKE Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the Summary Compensation Table below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

                                          AMOUNT AND NATURE
                                            OF BENEFICIAL                       PERCENT OF
  NAME AND ADDRESS OF BENEFICIAL OWNER      OWNERSHIP (#)                      CLASS (%)(1)
- ----------------------------------------  ------------------                   -------------
Cannae Limited Partnership (2)..........       4,343,752(2)(3)(4)                   23.9(2)(3)(4)
  3811 W. Charlston, Suite 210
  Las Vegas, Nevada 89102
Carl N. Karcher.........................       1,442,478(5)                          7.9(5)
  700 North Clementine
  Anaheim, California 92805
Brinson Partners, Inc...................       1,084,700(6)                          6.0(6)
Brinson Trust Company
Brinson Holdings, Inc.
c/o Brinson Partners, Inc.
  209 South LaSalle
  Chicago, Illinois 60604-1295
Dito-Devcar, Inc........................       1,350,000(7)                          7.4(7)
Dito-Caree, LP
c/o Mr. Richard H. Pickup
  500 Newport Center Drive,
  Suite 550
  Newport Beach, California 92660
William P. Foley II.....................       4,343,752(2)(3)(4)                   23.9(2)(3)(4)
  17911 Von Karman Avenue, Suite 500
  Irvine, California 92714
Donald E. Doyle.........................          10,040                           *
  1200 North Harbor Boulevard
  Anaheim, California 92801
Peter Churm.............................          12,491(8)                        *
  Furon Company
  29982 Ivy Glenn Drive
  Laguna Niguel, California 92677
Carl L. Karcher.........................          69,995(9)                        *
  73-101 Highway 111, Suite 1
  Palm Desert, California 92260
Daniel D. (Ron) Lane....................       4,343,752(2)(3)(4)                   23.9(2)(3)(4)
  Lane/Kuhn Pacific, Inc.
  14 Corporate Plaza
  Newport Beach, California 92660
Elizabeth A. Sanders....................           6,667(10)                       *
  The Sanders Partnership
  12835 Sutter Creek Road
  Sutter Creek, California 95685
Frank P. Willey.........................       4,343,752(2)(3)(4)                   23.9(2)(3)(4)
  17911 Von Karman Avenue, Suite 500
  Irvine, California 92714
Loren C. Pannier........................         295,461(11)                         1.6(11)
  1200 North Harbor Boulevard
  Anaheim, California 92801
Rory J. Murphy..........................          57,205(11)                       *
  1200 North Harbor Boulevard
  Anaheim, California 92801

                                          AMOUNT AND NATURE
                                            OF BENEFICIAL                       PERCENT OF
  NAME AND ADDRESS OF BENEFICIAL OWNER      OWNERSHIP (#)                      CLASS (%)(1)
- ----------------------------------------  ------------------                   -------------
Kerry W. Coin...........................          26,000(11)                       *
  222 South Harbor Boulevard, Suite 300
  Anaheim, California 92805
Richard C. Celio........................          58,700(11)                       *
  1200 North Harbor Boulevard
  Anaheim, California 92801
All executive officers and directors
  as a group (15 persons)...............       6,331,244(12)                        34.1(12)

- ---------------

  *  Less than one percent.

 (1) Calculated based on 18,174,838 shares of CKE Common Stock outstanding on March 31, 1995.

 (2) Based on a Schedule 13D, as restated by amendments thereto, filed by the following persons and entities as a group, who have agreed to become Class B Limited Partners of Cannae Limited Partners (the "Partnership"): (a) Folco Development Corporation ("Folco"), c/o William P. Foley II, 17911 Von Karman Avenue, Suite 500, Irvine, California 92714; (b) Daniel V., Inc. and the Daniel P. Lane Revocable Trust U/D/T July 10, 1992 (collectively, the "Daniel Entities"), 3811 W. Charleston, Suite 210, Las Vegas, Nevada 89102;
     (c) Frank P. Willey ("Willey"), 17911 Von Karman Avenue, Suite 500, Irvine, California 92714; (d) Ce Mar Las Vegas X, Inc., 1700 Lamb Boulevard, Las Vegas, Nevada 89115; (e) Robert L. Berry and Nancy L. Berry, Trustees, of the Berry Living Trust dated November 5, 1987, 17911 Von Karman Avenue, Suite 500, Irvine, California 92714; (f) Max Hickman, 17911 Von Karman Avenue, Suite 500, Irvine, California 92714; and (g) Vince Salvatore and Anna M. Salvatore, Trustees of the Salvatore Family Trust dated November 8, 1991, 22932 Calle Azoria, Mission Viejo, California 92692. Such restated
     Schedule 13D also states that the following persons will become Class B Limited Partners upon completion of certain documents and the making of certain capital contributions to the Partnership: (a) Lawrence Calida, 17911 Von Karman Avenue, Suite 500, Irvine, California 92714; (b) Wayne Diaz, 5925 Stoneridge Drive, P.O. Box 10425, Pleasanton, California 94588;
     (c) Carl Strunk, 17911 Von Karman Avenue, Suite 500, Irvine, California 92714; (d) Ron Maggard, 5700 Division Street, Suite 204, Riverside, California 92506 and (e) Daniel M. Culnane, 17911 Von Karman Avenue, Suite 500, Irvine, California 92714. The aggregate number of shares set forth above includes: (1) 3,820,002 shares held by the Partnership; (2) 463,750 shares held by Folco; (3) 50,000 shares held in the aggregate by the Daniel Entities; and (4) 10,000 shares held by Willey. The restated Schedule 13D states that the Class A Limited Partner of the Partnership is Carl N. Karcher, as sole trustee of the Carl N. and Margaret M. Karcher Trust (the "Trust") (see the table above and related footnotes). In its Schedule 13D, the Trust and Mr. and Mrs. Karcher disclaim beneficial ownership of the Partnership's shares. The General Partner of the Partnership is Bognor Regis, Inc., a Nevada corporation. According to the Schedule 13D, William
     P. Foley II is the President of Bognor Regis, Inc. and owns and controls Folco.

 (3) The restated Schedule 13D states that each of the Class B Limited Partners described in Footnote (2) have sole voting and shared dispositive power with respect to such shares.

 (4) Excludes 497,000 shares held by Fidelity National Financial, Inc., based on a Schedule 13D, as restated by amendments thereto. William P. Foley II is the Chairman and Chief Executive Officer of Fidelity National Financial, Inc. Frank P. Willey is the President of Fidelity National Financial, Inc. Messrs. Foley, Lane and Willey are directors of Fidelity National Financial, Inc.

 (5) Based on a Schedule 13D, as restated by amendments thereto, filed by the Trust, which states (a) that the Trust is the beneficial owner of 1,375,462 shares; (b) that 33,000 shares are held of record by the Carl N. and Margaret M. Karcher Foundation, the beneficial ownership of which the Trust and Mr. and Mrs. Karcher disclaim; and (c) that Mr. Karcher is individually the beneficial owner of 620 shares and Mrs. Karcher individually is the beneficial owner of 63 shares. Mr. Karcher is described as the sole

     Trustee of the Trust and as having the sole right to vote the Trust's shares and, subject to certain limitations set forth in the Trust's governing instruments, to dispose of the Trust's shares. Mr. Karcher and Margaret M. Karcher, his wife, are described as the lifetime beneficiaries of the Trust. The Trust and Mr. and Mrs. Karcher disclaim any beneficial ownership in the 3,820,002 shares owned by the Partnership. Also includes 33,333 shares subject to presently exercisable options or options that become exercisable on or prior to May 30, 1995.

 (6) Based on a Schedule 13G, and amendments thereto, filed by Brinson Partners, Inc. on behalf of the named entities and includes 457,104 shares held by Brinson Partners, Inc. and 627,596 shares held by Brinson Trust Company.

 (7) Based on a Schedule 13D, as restated by amendments thereto, filed by the following persons and entities as a group: (a) Dito-Devcar, Inc. with respect to 1,000,000 shares, and (b) Dito-Caree, LP with respect to 350,000 shares.

 (8) Includes 667 shares subject to presently exercisable options or options that become exercisable on or prior to May 30, 1995.

 (9) Includes (a) 180 shares held by Carl L. Karcher; (b) 65,366 shares held by Carl L. Karcher and Peggy L. Karcher, as trustees under a trust dated January 31, 1983 for the benefit of Carl L. and Peggy L. Karcher; (c) 667 shares subject to presently exercisable options or options that become exercisable on or prior to May 30, 1995; and (d) 3,782 shares owned by Carl
     L. Karcher's minor children.

(10) Includes 667 shares subject to presently exercisable options or options that become exercisable on or prior to May 30, 1995.

(11) Includes for Messrs. Pannier, Murphy, Celio and Coin (a) 5,695, 1,501, 541 and no shares, respectively, held in trust for the benefit of such persons under the Investment Plan (see "Executive Compensation -- Retirement Plans"); and (b) 227,909, 55,704, 58,159 and 25,000 shares, respectively, subject to presently exercisable options or options that become exercisable on or prior to May 30, 1995.

(12) Includes 15,936 shares subject to presently exercisable options or options that become exercisable on or prior to May 30, 1995 which are held by executive officers not listed in the above table.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR THE FISCAL YEAR ENDED JANUARY 30, 1995

     The Committee, comprised of three non-employee directors, is responsible for administering the executive compensation policies, administering the various management incentive programs (including option plans), and making recommendations to the Board of Directors with respect to these policies and programs. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer and to each of the other executive officers of CKE (each, an "Executive Officer"), including the Named Executive Officers. Set forth below is a report submitted by the Committee addressing compensation policies for fiscal 1995 as they affected
(i) Donald E. Doyle, the President and Chief Executive Officer of CKE until October 1994, (ii) William P. Foley II, the Chief Executive Officer of CKE at year end, and (iii) the other Executive Officers.

     COMPENSATION POLICIES TOWARDS EXECUTIVE OFFICERS. The Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals, with the ultimate objective of enhancing stockholder value. In this regard, the Committee believes executive compensation should be comprised of cash as well as equity-based programs. Base salaries are generally set at market levels in order to attract and retain qualified and experienced executives. With respect to equity-based compensation, the Committee believes that an integral part of CKE's compensation program is the ownership and retention of CKE's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in CKE, the value of which is dependent on CKE's long-term success, a commonality of interests between CKE's Executive Officers and its stockholders is fostered.

     RELATIONSHIP OF PERFORMANCE TO COMPENSATION. Compensation that may be earned by the Executive Officers in any fiscal year consists primarily of base salary, cash bonus and stock options. The significant factors that were considered in establishing the components of each Executive Officer's compensation package for fiscal 1995 are summarized below. The Committee, in its discretion may apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policies indicated above.

          - Base Salary. The base salary for each Executive Officer is set on the basis of personal performance, the salary levels in effect for comparable positions with CKE's principal competitors (including, but not limited to, CKE's self-determined peer group set forth in the "Stock Performance Graph" below), and CKE's financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual Executive Officer. Factors relating to CKE's financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula. After reviewing the major events and changes that occurred in fiscal 1995, the Committee approved increases in some base salaries to remain competitive with market base salaries and to reflect new responsibilities for some Executive Officers.

          - Cash Bonus. Annual bonuses are earned by each Executive Officer on the basis of CKE's achievement of pre-tax income targets established at the start of the fiscal year and on the basis of the particular Executive Officer's duties and areas of responsibility. Bonus amounts are established based on various levels of performance against such targets. Following the completion of the fiscal year, the Committee assesses CKE and individual performance against the established targets and provides for annual bonuses based on the targeted performance of levels actually achieved. Because CKE did not achieve the targeted levels of pre-tax income for fiscal 1995, the Committee did not approve any bonuses.

          - Stock Options. Stock option grants motivate Executive Officers to manage the business to improve long-term CKE performance, and align the interests of Executive Officers with stockholder value. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of CKE's outstanding shares appreciates, thereby aligning a substantial part of the Executive Officer's compensation package with the return realized by the stockholders. Options generally vest in equal installments over a period of time, contingent upon the Executive Officer's continued employment with CKE. Accordingly, an option will provide a return to the Executive Officer only if the Executive Officer remains employed by CKE and the market price of the underlying shares appreciates over the option term. The size of an option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual's current position with CKE, internal comparability with option grants made to other CKE executives and the individual's potential for future responsibility and promotion over the option term. The Committee has established an award program which takes into account the level of responsibility in the organization, and total compensation compared to comparable companies, in making option grants to the Executive Officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with CKE and the Executive Officer's existing holdings of unvested options. As such, the award of stock options requires subjective judgment as to the amount of the option. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant, if any, made to each Executive Officer as circumstances warrant.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Donald E. Doyle became CKE's Chief Executive Officer and President on December 22, 1992, at which time his base salary was set at $300,000. As a merit increase, the Committee granted Mr. Doyle a 5% increase in base compensation to $315,000 for fiscal 1995. The balance of Mr. Doyle's compensation was determined in accordance with the same principles discussed above consisting of a bonus element and a stock option award. Mr. Doyle did not receive an annual bonus in fiscal 1995. In addition, as a result of his resignation, options to purchase 50,000 shares of CKE's Common Stock which were granted to Mr. Doyle in fiscal 1995 were terminated.

     William P. Foley II replaced Mr. Doyle as CKE's Chief Executive Officer in October 1994. Mr. Foley did not receive any compensation during fiscal 1995 for such position. In March 1995, Mr. Foley's base compensation was established at $200,000 for fiscal 1996, based on information provided by Kieckhafer, Kraus & Company ("Kieckhafer"). While certain of the companies taken into account by Kieckhafer were the same as those considered in setting Mr. Foley's compensation level for fiscal 1996, the Kieckhafer information also included a number of other companies.

     CORPORATE DEDUCTION FOR COMPENSATION. Section 162(m) of the Internal Revenue Code generally limits to $1 million the corporate deduction for compensation paid to the Named Executive Officers, unless certain requirements are met. At this time, CKE's deduction for officer compensation is not limited by the provisions of Section 162(m). The Committee intends to monitor regulations issued pursuant to Section 162(m) and to take such actions with respect to the executive compensation program as are reasonably necessary to preserve the corporate tax deduction for executive compensation paid.

                            Peter Churm (Chairman)
                            Elizabeth A. Sanders
                            Frank P. Willey

     The report of the Compensation and Stock Option Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCKHOLDER PERFORMANCE GRAPH

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN AMONG CKE,
         RUSSELL 2000 INDEX AND SELECTED RESTAURANT PEER GROUP INDEX(1)


                       1/29/90   1/28/91   1/27/92   1/25/93   1/31/94   1/30/95
                       ---------------------------------------------------------
CKE Restaurants Inc.     100        66        84        88       139        71
Russell 2000             100        91       138       157       185       174
Restaurant Peer Group    100       100       156       165       170       141


- ---------------

(1) Restaurant Peer Group Index is comprised of the following companies: Bob Evans Farms, Inc.; Foodmaker, Inc.; Ground Round Restaurants, Inc.; Hanover Direct, Inc.*; IHOP Corporation; Luby's Cafeterias, Inc.; Morrison, Inc.; Piccadilly Cafeterias, Inc.; Ryan's Family Steak Houses, Inc.; Shoney's, Inc.; Sizzler International, Inc.; and VICORP Restaurants, Inc.

    * On 4/15/93, Horn & Hardart Co. merged with and into Hanover Direct, Inc.

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the years indicated, the compensation awarded to, earned by or paid to (i) each of the Chief Executive Officers who were so employed by CKE during fiscal 1995 and (ii) each of the four other most highly compensated executive officers (collectively with the Chief Executive Officer, the "Named Executive Officers") of CKE who were so employed by CKE as of January 30, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                          COMPENSATION AWARDS
                                          ANNUAL COMPENSATION          --------------------------
                                    --------------------------------   RESTRICTED     SECURITIES
                                                       OTHER ANNUAL      STOCK        UNDERLYING     ALL OTHER
                           FISCAL   SALARY    BONUS    COMPENSATION      AWARDS         OPTIONS     COMPENSATION
     NAME AND TITLE         YEAR      ($)      ($)        ($)(2)          ($)             (#)          ($)(3)
- -------------------------  ------   -------   ------   -------------   ----------     -----------   ------------
William P. Foley II......   1995         --       --           --             --         27,500            --
  Chairman, Chief           1994         --       --           --             --             --            --
  Executive Officer(1)      1993         --       --           --             --             --            --
Donald E. Doyle..........   1995    273,382       --       56,999             --         50,000(5)         --
  President and Chief       1994    289,038   75,000      238,046             --        162,769(5)         --
  Executive Officer(6)      1993     23,654       --           --        100,000(4)          --
Kerry W. Coin............   1995    191,115       --       13,013             --         15,000            --
  President and Chief       1994    148,292   29,400      153,434             --         30,000            --
  Operating Officer,        1993         --       --           --             --             --            --
  Boston Pacific, Inc.(7)
Loren C. Pannier.........   1995    193,842       --       14,890             --         10,000         3,224
  Senior Vice President     1994    189,139   33,282       12,058             --         23,408         2,912
  and Chief Financial       1993    180,461       --       14,152             --         13,560         5,728
  Officer(8)
Rory J. Murphy...........   1995    182,192       --       12,284             --         15,000         2,849
  Senior Vice President,    1994    165,654   40,000       11,841             --         61,200         2,477
  Restaurant Operations,    1993    128,428       --        4,215             --          8,470         3,265
  Carl Karcher
  Enterprises, Inc.
Richard C. Celio.........   1995    146,750       --       14,668             --         10,000         2,175
  Vice President and        1994    133,049   28,000       13,982             --         50,108         1,435
  General Counsel           1993    109,860       --       12,664             --          5,450         2,958

- ---------------

(1) Mr. Foley was appointed Chief Executive Officer in October 1994.

(2) "Other Annual Compensation" includes the following amounts for Messrs. Doyle, Coin, Pannier, Murphy and Celio: (a) fiscal 1995 auto allowance payments of $8,300, $9,960, $9,960, $9,960 and $9,960, respectively, and (b)
    fiscal 1995 reimbursements by CKE for medical and dental costs of $4,949, $3,053, $4,930, $2,324 and $4,708, respectively. In fiscal 1994, Messrs.
    Doyle and Coin received reimbursements for relocation costs totaling $174,172 and $143,474, respectively. In fiscal 1995 and 1994, Mr. Doyle received a housing allowance in the amount of $43,750 and $52,500, respectively.

(3) "All Other Compensation" includes matching and voluntary contributions by CKE to CKE's voluntary contributory profit sharing and 401(k) savings plan for Messrs. Pannier, Murphy and Celio in the amounts of (i) $2,511, $2,215 and $1,835, respectively, for the profit sharing plan and (ii) $713, $634 and $340, respectively, for the 401(k) savings plan.

(4) Mr. Doyle was awarded 12,121 shares of restricted stock pursuant to his employment agreement. The award was valued based on the market value of CKE's Common Stock on the date of issuance, which was $8.25 per share. In accordance with certain vesting provisions, Mr. Doyle received 4,040 shares in fiscal 1994. The balance of the restricted stock award was terminated when Mr. Doyle resigned from CKE in October 1994.

(5) As part of CKE's offer to Mr. Doyle in December 1992 to become CKE's President and Chief Executive Officer, CKE agreed to grant Mr. Doyle an option to purchase 100,000 shares of CKE's Common Stock.

    This option was subsequently granted to Mr. Doyle in April 1993 upon the adoption by CKE's Board of Directors of the 1993 Employee Stock Incentive Plan. Mr. Doyle's options were terminated when he resigned from CKE in October 1994.

(6) Mr. Doyle was appointed President and Chief Executive Officer in December 1992, and resigned in October 1994.

(7) Mr. Coin was appointed Vice President, Strategic Development in February 1993, Senior Vice President and General Manager of Boston Pacific, Inc. in January 1994, and President and Chief Operating Officer of Boston Pacific, Inc. in October 1994. Mr. Coin is in the process of resigning as an officer of CKE in order to accept a position with Boston West, L.L.C.

(8) In May 1995, Mr. Pannier ceased being CKE's Chief Financial Officer. Mr. Pannier will continue as CKE's Senior Vice President and Treasurer.

STOCK OPTIONS

     The following table sets forth certain information with respect to the stock options granted during fiscal 1995 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL
                                   INDIVIDUAL GRANTS                                          REALIZABLE
- ---------------------------------------------------------------------------------------    VALUE AT ASSUMED
                                        PERCENTAGE OF                                       ANNUAL RATES OF
                           NUMBER OF    TOTAL OPTIONS                                         STOCK PRICE
                          SECURITIES     GRANTED TO                                        APPRECIATION FOR
                          UNDERLYING    EMPLOYEES IN     EXERCISE OF                          OPTION TERM
                            OPTIONS        FISCAL         BASE PRICE       EXPIRATION     -------------------
          NAME            GRANTED (#)      YEAR(1)       ($/SHARE)(2)       DATE(3)        5%($)      10%($)
- ------------------------  -----------   -------------   --------------   --------------   --------   --------
William P. Foley II.....     27,500          6.3%             9.00        June 20, 1999     69,300    150,975
Donald E. Doyle.........     50,000         11.4%             (4)             (4)           (4)        (4)
Kerry W. Coin...........     15,000          3.4%            11.38        April 7, 2004    107,541    271,413
Loren C. Pannier .......     10,000          2.3%            11.38        April 7, 2004     71,694    180,942
Rory J. Murphy..........     15,000          3.4%            11.38        April 7, 2004    107,541    271,413
Richard C. Celio........     10,000          2.3%            11.38        April 7, 2004     71,694    180,942

- ---------------

(1) Based on the number of shares being subject to options granted to all employees aggregating 437,206 in fiscal 1995.

(2) The fair market value of CKE's Common Stock on the date of grant.

(3) All the options vest 33 1/3% on the first anniversary of the date of grant, 33 1/3% on the second anniversary of the date of grant and 33 1/3% on the third anniversary of the date of grant.

(4) Mr. Doyle's stock options were terminated when he resigned from CKE in October 1994.

OPTION EXERCISE AND HOLDINGS

     The following table sets forth certain information with respect to stock options exercised during fiscal 1995 and year-end stock option values.

                   AGGREGATE OPTION EXERCISES IN FISCAL 1995
                     AND FISCAL 1995 YEAR-END OPTION VALUES

                                                                            NUMBER OF
                                                                           SECURITIES
                                                                           UNDERLYING        VALUE OF UNEXERCISED
                                                                       UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                                       AT FISCAL YEAR END     AT FISCAL YEAR END
                                                                               (#)                   ($)
                              SHARES ACQUIRED                             EXERCISABLE/           EXERCISABLE/
           NAME               ON EXERCISE (#)     VALUE REALIZED ($)      UNEXERCISABLE         UNEXERCISABLE
- ---------------------------  ------------------   ------------------   -------------------   --------------------
William P. Foley II........            --                    --                --/27,500               --/--
Donald E. Doyle............            --                    --                --/--                   --/--
Kerry W. Coin..............            --                    --            10,000/35,000               --/--
Loren C. Pannier...........        31,710                80,385           224,575/31,029          122,163/--
Rory J. Murphy.............            --                    --            40,704/59,188            2,306/--
Richard C. Celio...........            --                    --            46,492/45,584            2,453/--

EMPLOYMENT AGREEMENTS

     In January 1993, CKE entered into employment agreements with Donald E. Doyle, the then President and Chief Executive Officer, Loren C. Pannier, Senior Vice President and Treasurer, Rory J. Murphy, Senior Vice President, Restaurant Operations, and Richard C. Celio, Vice President and General Counsel. Each such employment agreement expires in January 1996. In February 1993, CKE entered into an employment agreement with Kerry W. Coin, President and Chief Operating Officer of Boston Pacific, Inc., which expires in February 1996. Mr. Coin is in the process of resigning as an officer of CKE in order to accept a position with Boston West, L.L.C. In November 1994, CKE entered into an employment agreement with C. Thomas Thompson, President and Chief Operating Officer of Carl Karcher Enterprises, Inc., which expires in October 1996.

     Base Salaries. The base salaries payable under these agreements are subject to increase from time to time at the discretion of the Board of Directors. The employment agreement with Mr. Doyle provided for an initial annual base salary of $300,000. In March 1994, Mr. Doyle's annual base salary was increased to $315,000. In addition, in March 1993, CKE and Mr. Doyle executed an addendum to his employment agreement providing for a housing cost differential payment of $4,375 per month to be paid to Mr. Doyle through December 1997 in consideration of the markedly higher housing costs in Southern California compared to those in Louisville, Kentucky, Mr. Doyle's former residence. Mr. Doyle's employment agreement was terminated when he resigned from CKE in October 1994. Mr. Thompson's annual base salary is $250,000.

     Bonuses. The employment agreements for officers (other than C. Thomas Thompson) provide for a management incentive compensation plan to be established by the Board of Directors for the payment of cash bonuses to the executive officers and management of CKE. Such bonuses will be paid if certain performance targets are met. The Board of Directors has established the terms of such management incentive compensation plan. See "Incentive Compensation Plan."

     Mr. Thompson's employment agreement provides for cash bonuses during his employment term. For the first year of his employment term, Mr. Thompson's bonus, which may not exceed $200,000, will be based on certain percentage cost savings, if any, realized by CKE. For the second year of his employment term, Mr. Thompson's bonus, which may not exceed $250,000, will be based upon the increase in market value, if any, of CKE's Common Stock.

     Stock Options and Grants. Each employment agreement entitles the executive officer to participate in CKE's stock incentive plan. Certain grants were made to the Named Executive Officers pursuant to their employment agreements, as set forth in the table above.

     Termination of Employment; Change of Control. Each employment agreement provides that if CKE terminates an executive officer's employment for good and valid cause (as defined therein), CKE will not be required to pay any severance pay or pro-rata payment that may otherwise be due such executive officer. However, if an executive officer (other than C. Thomas Thompson) is terminated by CKE without cause, CKE will be obligated to pay a lump sum equal to the greater of one year's compensation or the balance of compensation due for the remainder of the employment agreement, plus any accrued and unpaid compensation. In the event CKE terminates Mr. Thompson's employment without cause, CKE will be obligated to pay a lump sum equal to the lesser of six month's compensation or the balance of compensation due for the remainder of the employment agreement, plus any accrued and unpaid compensation. In addition, the employment agreements provide for certain payments in the event CKE is acquired by or merged with another entity, or another entity acquires all or substantially all of CKE's assets, resulting in such other entity gaining direction or control of CKE (a "Change in Control") and thereafter either (i) an executive officer is terminated or (ii) an executive officer exercises his right upon a Change in Control to terminate his employment agreement. In either case, such executive officer's (other than Mr. Thompson's) employment agreement requires CKE to pay such executive officer's base salary for the longer of one year or the balance of such agreement's term. Mr. Thompson's agreement requires CKE to pay, in a lump sum, Mr. Thompson's base salary for the balance of the employment term. Mr. Pannier is also party to a Change in Control Agreement executed in 1988 that provides that if Mr. Pannier loses his position or a substantially equivalent position with CKE as a result of and prior to two years after a Change in Control, Mr. Pannier is entitled to an amount equal to the product of (i) the sum of his annual base salary at the highest annual rate in effect at any time within the prior two years plus the highest amount awarded to such executive under the annual bonus plan or any successor bonus plan during the prior three years multiplied by (ii) 2.99 (subject to adjustment, if Mr. Pannier retires within three years from that date or as necessary to make payment under the agreement not constitute "parachute payments"). It also provides that all outstanding options held by Mr. Pannier become fully vested and exercisable, and employee benefit plans and programs in which he participates at such time will continue in full force and effect for a specified period.

INCENTIVE COMPENSATION PLAN

     In 1993, CKE adopted the Carl Karcher Enterprises, Inc. Incentive Compensation Plan (the "Incentive Plan") to help CKE attract and retain qualified employees in managerial and other key positions and to provide incentives to those individuals to contribute to the success of CKE. The Incentive Plan is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). The Incentive Plan provides for cash bonus awards, the amounts of which are directly dependent upon increases in operating income over the prior fiscal year.

     Participants in the Incentive Plan must be employees of CKE nominated by the Chief Executive Officer and approved by the Committee. Each participant in the Incentive Plan is assigned a level of participation based on such participant's responsibilities. Participation levels are established and approved by the Committee following recommendations by the Chief Executive Officer. Cash awards under the Incentive Plan for each participant are determined by multiplying the participant's base salary in effect on the last day of the applicable plan year by the applicable assigned percentage, which will be increased or decreased based on whether various levels of operating income are achieved.

     Participants in the Incentive Plan who terminate employment with CKE on or after the last day of the plan year vest with respect to any award under the Incentive Plan for that plan year. Participants who terminate employment with CKE prior to the end of a plan year will receive such awards as the Committee shall determine as appropriate, if any. Employees hired or promoted during a plan year will be eligible to receive pro-rata awards for such plan year as the Committee shall determine, provided that the minimum pro-rata amount is one-fourth of the full award.

     If a participant in the Incentive Plan dies before the last day of the plan year, CKE will pay a pro-rata share of an award in an amount authorized by the Committee. If a participant in the Incentive Plan dies on or after the last day of a plan year, CKE will pay the full amount of any award under the Incentive Plan for that plan year.

     The Committee has the right to cancel, modify or amend the Incentive Plan in its sole discretion, provided that no cancellation, modification or amendment may occur retroactively for a plan year that has ended, and no amendment may modify any award that has previously been paid.

RETIREMENT PLANS

     CKE has a voluntary contributory profit sharing and savings investment plan (the "Investment Plan") for all eligible employees, excluding hourly operations employees. The annual contribution of CKE under the profit sharing portion of the Investment Plan is determined at the discretion of the Board of Directors. Every employee earns credit toward vesting from his or her initial date of employment; amounts accrued for the account of an eligible employee become vested in increasing percentages beginning during the employee's third year of continuous service and become fully vested after the fifth year. Benefits are realizable upon termination, retirement, total disability or death. There were no contributions to the plan for fiscal 1995.

     The savings investment portion of the Investment Plan is administered in accordance with the provisions of Section 401(k) of the Internal Revenue Code. Employees who are participants in the profit sharing plan may elect to reduce their annual salary by up to 15% and have this amount contributed to the plan. Through December 31, 1994, up to 4% of the employees' contributions were matched by CKE. Total contributions to the plan for all participants for fiscal 1995 were $344,000.

     CKE has a defined benefit pension plan for all eligible hourly operations employees. Each eligible employee earns credit toward vesting from his or her initial date of employment. Employees are fully vested upon the completion of five years of service. The plan provides a benefit of $10 per month for each year of service since February 1, 1985, with a maximum benefit of $200 per month. Benefits are realizable upon termination, retirement, total disability or death. Total contributions to the plan for all participants for fiscal 1995 were $438,000.

KEY EMPLOYEE STOCK OPTION PLAN

     CKE's Key Employee Stock Option Plan (the "Plan") was adopted by the Board of Directors on September 15, 1982, and was approved by the stockholders of CKE on June 8, 1983. The Plan expired by its terms in September 1992. The Plan provided for options that qualify as incentive stock options under Section 422 of the Internal Revenue Code (the "Code"), as well as options that do not so qualify. The Plan was designed to enable CKE to attract, retain and motivate eligible employees, consultants and directors by providing for or increasing their proprietary interest in CKE. Persons employed on a salaried basis by CKE or its parent or subsidiaries were eligible to receive incentive options. Such persons, as well as consultants to and directors of CKE, were eligible to receive nonqualified options. The Plan was administered by the Compensation and Stock Option Committee of the Board of Directors.

     Although CKE reserved 3,000,000 shares of its Common Stock for issuance under the Plan, the Plan expired in September 1992. As of April 24, 1995, CKE had outstanding incentive options to purchase an aggregate of 59,160 shares of Common Stock pursuant to the Plan to five employees, with exercise prices ranging from $5.21 to $10.58 per share with an average exercise price of $5.27 per share. As of April 24, 1995, CKE had outstanding nonqualified options to purchase an aggregate of 434,590 shares of Common Stock pursuant to the Plan to 19 employees, with exercise prices ranging from $5.21 to $13.38 per share with an average exercise price of $8.08 per share.

1993 EMPLOYEE STOCK INCENTIVE PLAN

     CKE's 1993 Employee Stock Incentive Plan (the "1993 Plan") was adopted by the Board of Directors of CKE on April 20, 1993, and was approved by CKE's stockholders on June 16, 1993. As of April 24, 1995,

CKE had outstanding nonqualified options to purchase an aggregate of 620,371 shares of Common Stock pursuant to the 1993 Plan to 87 employees with exercise prices ranging from $7.13 to $13.38 per share with an average exercise price of $9.87 per share.

1994 STOCK INCENTIVE PLAN

     CKE's 1994 Stock Incentive Plan (the "1994 Plan") was adopted by the Board of Directors on May 12, 1994 and was approved by the stockholders on June 20, 1994. CKE has reserved 1,750,000 shares of its Common Stock for issuance under the 1994 Plan. As of April 24, 1995, CKE had outstanding nonqualified options to purchase an aggregate of 357,000 shares of Common Stock pursuant to the 1994 Plan to 59 employees with exercise prices ranging from $6.75 to $9.00 per share with an average exercise price of $7.17 per share.

1994 EMPLOYEE STOCK PURCHASE PLAN

     A detailed description of the CKE Restaurants, Inc. 1994 Employee Stock Purchase Plan is set forth in Proposal 2.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires CKE's executive officers and directors, and persons who own more than 10% of a registered class of CKE's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish CKE with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, CKE believes that, during fiscal 1995, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were satisfied, except that the Form 4's required to be filed in January 1995 by William P. Foley II, Daniel D. (Ron) Lane and Frank P. Willey, directors and/or officers of Fidelity National Financial, Inc., reflecting their indirect ownership of shares of CKE's Common Stock purchased by Fidelity National Financial, Inc. in December 1994, were filed approximately one month late.

                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

     CKE leases the land and buildings, which include the headquarters of CKE and its distribution center, in Carl Karcher Plaza located in 1200 North Harbor Boulevard, Anaheim, California from the Trust. The original term of the lease expires in April 2003, and CKE has the option to renew the lease for two additional five-year terms. The current rent under the lease is $89,275 per month, subject to adjustment every five years.

     CKE also leases two adjacent parcels of land in Carl Karcher Plaza from the Trust. One parcel is being utilized by CKE for its training facilities and parking. The rent is $5,443 per month, subject to adjustment every five years. The other parcel is being utilized, in part, for the distribution center parking and storage. The unused portion of this parcel has been subleased to various small commercial tenants. The rent for this second parcel is $6,250 per month, also subject to adjustment every five years. The lease term for both parcels expires in April 2003, and CKE has the option to renew each of these leases for two additional five-year terms.

     CKE presently has three leases with the Trust with respect to restaurant properties. The terms of these leases range from 20 to 35 years. In two of the leases, the minimum monthly rentals are the greater of $5,735 and $6,799, respectively, or 5 1/2% of annual gross sales. The terms of the third lease require minimum monthly rental for improvements of $2,871 or 4% of annual gross sales and a fixed monthly rental of $5,699 for the land. The aggregate rentals paid for the restaurant properties leased during fiscal 1995 were $304,107.

     In November 1993, CKE purchased two restaurants from the Trust for an aggregate purchase price of $848,000.

     During fiscal 1994, CKE purchased a total of 59,750 shares of Common Stock from Carl N. Karcher for an aggregate purchase price of $422,000. Such shares were cancelled and retired. During fiscal 1995, CKE purchased a total of 62,500 shares of Common Stock from Carl N. Karcher for an aggregate purchase price of $570,313. Such shares are being held as treasury stock.

     In January 1994, CKE entered into an Employment Agreement with Carl N. Karcher which expires January 1999. The contract provides that Mr. Karcher will be employed as the Chairman Emeritus of the Board as a non-executive officer reporting to the Chief Executive Officer. It provides for a base salary of $400,000 with bonuses to be paid in the sole and absolute discretion of the Chairman of the Board and the Compensation and Stock Option Committee. The agreement entitles Mr. Karcher to participate in CKE's stock option program and provides for an initial, one time grant of an option to purchase 100,000 shares with an exercise price equal to the fair market value of CKE's Common Stock on the date of grant. Future grants will be made in the discretion of CKE's Compensation and Stock Option Committee. The agreement provides that if Mr. Karcher is terminated by CKE without cause or, if after a change in control of CKE following a merger, sale of assets or acquisition, Mr. Karcher is terminated or exercises his right to terminate employment following a change in control, Mr. Karcher becomes entitled to payments due under the agreement as they become due for the remainder of the term without the obligation of further services. The agreement also provides for a retirement benefit for Mr. Karcher in the amount of $200,000 per year for life after the end of the employment term.

     During fiscal 1995, CKE made two advances to Carl N. Karcher aggregating $714,756. CKE accepted a promissory note in payment of the first, which totaled $250,000. The note bears interest at 7%, and will be repaid through biweekly payroll deductions commencing January 1996, through December 1998. The second advance, which totaled $464,756, is noninterest-bearing, is currently being repaid through biweekly payroll deductions, and will be paid in full in December 1998.

     CKE has one lease with Loren C. and Suzanne Pannier. This lease is for 25 years with a minimum monthly rental equal to the greater of $4,910 or 5% of annual gross sales of the Carl's Jr. restaurant at that location. CKE also has two leases in which Loren C. Pannier has a 56% and a 33% undivided interest. These leases have an initial term of 25 years and provide for a minimum monthly rental equal to (a) the greater of $3,290 or 5 1/2% of annual gross sales of the Carl's Jr. restaurant at that location and (b) the greater of $3,440 or 6% of annual gross sales of the Carl's Jr. Restaurant at that location. The aggregate rentals paid under all three leases during fiscal 1995 was $86,209.

     Restaurants leased from related parties generally were constructed by CKE on land acquired by CKE. The properties were then sold to these parties and leased back by CKE. CKE believes that these sale and leaseback arrangements are at rental rates generally similar to those with unaffiliated third parties. Except as noted above, CKE presently does not intend to enter into leases for new restaurants with related parties.

     In a series of transactions between May 1985 and December 1991, CKE franchised and sold 15 restaurants to Carl L. Karcher for an aggregate purchase price of $4,533,533 (which includes franchise fees of $447,482 and sales tax of $60,163). Cash down payments aggregating $941,425 were made by Mr. Karcher with the balance paid in the form of interest-bearing promissory notes. In January 1992, Mr. Karcher paid $2,234,798 of the remaining $2,691,163 owing as of that time on those notes. During fiscal 1995, the largest aggregate amount outstanding under the remaining note was $407,582. As of March 27, 1995, $370,988 was still owed to CKE on this note. The note bears interest at 12 1/2% per annum and is due in January 2002. During fiscal 1995, CKE sold certain restaurant equipment to Carl L. Karcher for an aggregate purchase price of $159,608. This amount was paid by Mr. Karcher in the form of a promissory note, which bears interest at 7% and is due in August 1997. As of March 27, 1995, $152,914 was still owed to CKE on this note.

     Carl L. Karcher has also entered into franchise agreements for four restaurants which he developed independently between August 1985 and November 1991. CKE acted as general contractor in the development of all four restaurants developed independently by Mr. Karcher, and Mr. Karcher paid the costs of such construction to CKE. In addition, pursuant to three Development Agreements dated May 17, 1985, March 22, 1991 and December 16, 1991, between Mr. Karcher and CKE, Mr. Karcher is obligated to develop an aggregate of nine additional restaurants and become a franchisee with respect to those restaurants.

Mr. Karcher has developed four of these restaurants. CKE acted as general contractor in the development of two of the three restaurants developed by Mr. Karcher pursuant to the Development Agreements and Mr. Karcher paid the costs of such construction to CKE. Mr. Karcher is obligated to develop the remaining five restaurants at varying times between 1995 and 2001. Mr. Karcher was obligated to pay an aggregate of $90,000 to CKE under these Development Agreements, $30,000 of which was paid in cash, $50,000 of which was paid by delivery of a promissory note that did not bear interest and was paid in full in fiscal 1993 and the other $10,000 of which was waived.

     In connection with Carl L. Karcher's operation of the 23 franchised restaurants, he regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1994, these purchases totaled approximately $5,896,000. Mr. Karcher is also obligated to pay a percentage of such restaurants' annual gross sales ranging from zero to 4% as royalty fees and an additional zero to 4% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1995, Mr. Karcher paid royalty fees of $688,410 and advertising and promotional fees of $537,014 for all 23 restaurants combined.

     Carl L. Karcher is a lessee or sublessee of CKE with respect to 15 restaurant locations. Rental payments equal the greater of a percentage of the annual gross sales of the restaurant or a minimum monthly rental. The 15 leases expire between March 2000 and June 2011. The minimum monthly rentals range from $4,157 to $8,750. The percentage of annual gross sales ranges from 5% to 10%. The rentals paid under these 15 leases during fiscal 1995 aggregated $1,159,607.

     Mr. Carl L. Karcher's restaurant holdings have been assigned to his affiliated corporation, CLK, Inc.

     In June 1994, CKE reacquired 12 restaurants located in Tucson, Arizona from Franklin J. and Lucille J. Karcher. As part of this transaction, CKE took possession of certain restaurant assets in exchange for the forgiveness of two notes receivable totaling $1,359,578, and a cash payment of $650,000. CKE additionally paid $75,000 for inventory on hand at these restaurants. Mr. and Mrs. Karcher were lessees of CKE with respect to these 12 restaurants. The leases were terminated when the restaurants were reacquired by CKE. The rentals paid under the leases during fiscal 1995 aggregated $80,856. In connection with the operation of these restaurants through June 1994, Mr. and Mrs. Karcher regularly purchased food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1995, these purchases totaled approximately $833,000. Mr. and Mrs. Karcher were also obligated to pay a percentage of such restaurants' annual gross sales ranging from 1.5% to 2.5% as royalty fees and an additional 3.5% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1995, Mr. and Mrs. Karcher were charged royalty fees of $30,216 and advertising and promotional fees of $50,238. Franklin J. Karcher is the brother of Carl N. Karcher and was CKE's Vice President -- Franchising until 1990.

     Joseph C. Karcher entered into franchise agreements for seven restaurants between March 1990 and October 1992. Six of these restaurants were developed pursuant to two Development Agreements dated July 24, 1989 and July 8, 1992. Under these Development Agreements, Mr. Karcher is obligated to develop three additional restaurants at varying times between November 1996 and September 1998, and become a franchisee of CKE with respect to such restaurants. In connection with the operation of his restaurants, Mr. Karcher regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1995, these purchases totaled approximately $1,361,000. Mr. Karcher is also obligated to pay a percentage of such restaurants' annual gross sales ranging from zero to 4% as royalty fees and an additional 1.5% to 3.5% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1995, Mr. Karcher was charged royalty fees of $127,444 and advertising and promotional fees of $179,630. Joseph C. Karcher is the son of Carl N. Karcher. Mr. Karcher's restaurant holdings have been assigned to his affiliated corporation, JCK, Inc.

     In a series of transactions between May 1984 and December 1985, CKE franchised and sold three restaurants to Gary L. and Anne M. Wiles for an aggregate purchase price of $792,000. Cash down payments aggregating $92,000 were made by Mr. and Mrs. Wiles with the balance paid in the form of interest-bearing promissory notes. During fiscal 1995, the largest aggregate amount outstanding under the notes was $368,672.

As of March 27, 1995, $300,158 was still owed to CKE on these notes. The notes bear interest at 12% and 12 1/2% per annum and are due in December 1995 and June 1999. Mr. and Mrs. Wiles are lessees of CKE with respect to one restaurant location. Rental payments equal the greater of a percentage of the annual gross sales of the restaurant or a minimum monthly rental. The lease term expires in August 2011, with a minimum monthly rental equal to $8,768. The percentage of annual gross sales is 8%. The rentals paid under this lease during fiscal 1995 aggregated $105,222. Mr. and Mrs. Wiles have also entered into franchise agreements for four restaurants which they developed independently between December 1990 and May 1992. In connection with Mr. and Mrs. Wiles' operation of the eight franchised restaurants, they regularly purchase food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1995, these purchases totaled approximately $2,120,000. Mr. and Mrs. Wiles are also obligated to pay 4% of such restaurants' annual gross sales as royalty fees and an additional 1% to 3.5% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1995, Mr. and Mrs. Wiles paid royalty fees of $273,719 and advertising and promotional fees of $193,138 for all eight restaurants combined. Anne M. Wiles is the daughter of Carl N. Karcher. Mr. and Mrs. Wiles' restaurant holdings have been assigned to their affiliated corporation, Wiles Restaurants, Inc.

     In May 1984, CKE franchised and sold two restaurants to Bernard W. Karcher for an aggregate purchase price of $700,000. A cash down payment of $70,000 was made by Mr. Karcher with the balance paid in the form of a 12% interest-bearing promissory note. During fiscal 1994, the note was paid in full. Mr. Karcher is a lessee of CKE with respect to one restaurant location. Rental payments equal the greater of a percentage of the annual gross sales of the restaurant or a minimum monthly rental. The lease expires in September 2012, with a minimum monthly rental equal to $16,944. The percentage of annual gross sales is 8%. The rentals paid under this lease during fiscal 1995 aggregated $203,324. Bernard W. Karcher has also entered into franchise agreements for nine restaurants which were developed independently between October 1985 and February 1993. In connection with Mr. Karcher's operation of the eleven franchised restaurants, he regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1995, these purchases totaled approximately $3,431,000. Mr. Karcher is also obligated to pay 4% of such restaurants' annual gross sales as royalty fees and an additional 3.5% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1995, Mr. Karcher paid royalty fees of $437,728 and advertising and promotional fees of $332,753 for all eleven restaurants combined. Bernard W. Karcher is the brother of Carl N. Karcher. Mr. Karcher's restaurant holdings have been assigned to his affiliated corporation, Bernard Karcher Investments, Inc.

     In December 1990, CKE franchised and sold six restaurants to Robert W. and Mary Jo Wisely for an aggregate purchase price of $1,854,891 (including franchise and development fees of $150,920 and sales tax of $39,171). Cash down payments aggregating $75,920 were made by Mr. and Mrs. Wisely, with the balance paid in the form of an interest-bearing promissory note. During fiscal 1995, the largest aggregate amount outstanding under the note was $981,796. As of March 27, 1995, $869,367 was still owed to CKE on this note. The note bears interest at 12 1/2% per annum and is due in December 2000. Under a Development Agreement dated September 25, 1990, Mr. and Mrs. Wisely are obligated to develop three additional restaurants, one of which was developed in December 1993, with the balance to be developed in 1995 and 1996. In connection with the operation of these seven restaurants, Mr. and Mrs. Wisely regularly purchase food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1995, those purchases totaled approximately $1,505,000. Mr. and Mrs. Wisely are also obligated to pay a percentage of such restaurants' annual gross sales ranging from zero to 4% as royalty fees and an additional 4.5% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1995, Mr. and Mrs. Wisely were charged royalty fees of $80,779 and advertising and promotional fees of $188,506. Mr. and Mrs. Wisely are sublessees of CKE with respect to six restaurant locations. Rental payments equal a percentage of the annual gross sales of the restaurant or a minimum monthly rental. The leases expire between August 1999 and July 2006. The minimum monthly rentals range from $9,166 to $9,473. The percentage of annual gross sales ranges from 4% to 12.5%. Total rents paid under these six leases during fiscal 1995 aggregated $384,348. Robert
W. Wisely is an executive officer of CKE, and the Senior Vice President, Marketing of Carl Karcher Enterprises, Inc. Mr. and Mrs. Wisely's restaurant holdings have been assigned to their affiliated corporation, R.W.W., Inc.

     In a series of transactions between December 1984 and January 1992, CKE franchised and sold 14 restaurants to C. Thomas and Stella A. Thompson, individually and as members of certain partnerships (collectively, the "Thompson Entities"), for an aggregate purchase price of $3,308,517 (including franchise and development fees of $422,000). Cash down payments aggregating $1,300,203 were made by the Thompson Entities, with the balance paid in the form of interest-bearing promissory notes, which have been paid in full. Under a Development Agreement dated January 6, 1992, the Thompson Entities are obligated to develop four additional restaurants at various dates between 1995 and 2000, and become franchisees with respect to those restaurants. To date, none of these restaurants have been developed. In connection with the operation of their restaurants, the Thompson Entities regularly purchase food and other products from CKE on the same terms and conditions as other franchisees. During fiscal 1995, these purchases totaled approximately $3,112,000. The Thompson Entities are also obligated to pay a percentage of such restaurants' annual gross sales ranging from 1.5% to 4% as royalty fees and an additional 4.5% as advertising and promotional fees to reimburse CKE for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1995, the Thompson Entities were charged royalty fees of $326,743 and advertising and promotional fees of $416,203. The Thompson Entities are lessees or sublessees of CKE with respect to 13 restaurant locations. Rental payments equal a percentage of the annual gross sales of the restaurant or a minimum monthly rental. The leases expire between February 1996 and January 2012. The minimum monthly rentals range from $4,266 to $20,386. The percentage of annual gross sales ranges from 3.5 to 8%. Total rents paid under these thirteen leases during fiscal 1995 aggregated $870,812. C. Thomas Thompson is an executive officer of CKE, and is the President and Chief Operating Officer of Carl Karcher Enterprises, Inc.

     All of the franchise arrangements described above are on terms generally similar to those with unaffiliated parties.

                              INDEPENDENT AUDITORS

     Selection of the independent auditors is made by the Board of Directors upon consultation with the Audit Committee. CKE's independent auditors for the fiscal year ended January 30, 1995 were KPMG Peat Marwick LLP. The Board of Directors will vote upon the selection of auditors for the current fiscal year at a future Board meeting.

     Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions. The representatives of KPMG Peat Marwick LLP also will have an opportunity to make a formal statement, if they so desire.

                STOCKHOLDERS' PROPOSALS FOR 1996 ANNUAL MEETING

     Pursuant to the rules of the Securities and Exchange Commission, proposals by eligible stockholders (as defined below) which are intended to be presented at CKE's Annual Meeting of Stockholders in 1996 must be received by CKE by January 18, 1996 in order to be considered for inclusion in CKE's proxy materials. The Board of Directors of CKE will determine whether any such proposal will be included in its 1996 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the 1996 Annual Meeting and who shall continue to own such securities through the date on which the meeting is held.

                        ADDITIONAL INFORMATION AVAILABLE

     CKE'S 1995 ANNUAL REPORT, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL 1995, ACCOMPANIES THIS PROXY STATEMENT. STOCKHOLDERS MAY OBTAIN A COPY OF CKE'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FREE OF CHARGE BY WRITING TO THE SENIOR VICE PRESIDENT AND TREASURER, P.O. BOX 4349, ANAHEIM, CALIFORNIA 92803.

     Stockholders are urged to sign and return their proxies without delay.

                                          For the Board of Directors

                                          WILLIAM P. FOLEY II,
                                          Chairman of the Board

May 18, 1995

                             CKE RESTAURANTS, INC.
                            (A DELAWARE CORPORATION)

                       1994 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose of Plan. The purpose of this 1994 Stock Purchase Plan (the "Plan") is to encourage a sense of proprietorship on the part of employees of CKE Restaurants, Inc., a Delaware corporation (the "Company"), and its subsidiary corporations (as defined below) by assisting them in making regular purchases of shares of the Company, and thus to benefit the Company by increasing such employees' interest in the growth of the Company and subsidiary corporations and in such entities' financial success. Participation in the Plan is entirely voluntary, and the Company makes no recommendation to its employees as to whether they should participate.

     2. Definitions.

        2.1 "Base Earnings" shall mean the Employee's regular salary rate before deductions required by law and deductions authorized by the Employee. Base Earnings do not include: pay for overtime, extended workweek schedules, or any other form of extra compensation; payments by the Company or subsidiary corporations, as applicable, of social security, worker's compensation, unemployment compensation, any disability payments or other payments required by statute; or contributions by the Company or subsidiary corporations, as applicable, for insurance, annuity, or other employee benefit plans.

        2.2  "Board" shall mean the Board of Directors of the Company.

        2.3 "Broker" shall mean the financial institution designated to act as Broker under the Plan pursuant to Paragraph 17 hereof.

        2.4 "Brokerage Account" shall mean an account established on behalf of each Participant pursuant to Paragraph 9.1 hereof.

        2.5 "Committee" shall mean a Stock Purchase Committee appointed by the Board.

        2.6  "Common Stock" shall mean the Common Stock of the Company.

        2.7 "Company" shall mean CKE Restaurants, Inc., a Delaware corporation, or any successor.

        2.8 "Company Account" shall mean the account established in the name of the Company pursuant to Paragraph 7.2 hereof.

        2.9 "Employee" shall mean any person who has reached the age of majority and who is currently employed by the Company or one of its subsidiary corporations (i) on an hourly basis as a restaurant employee for at least 30 hours per week and has been so employed continuously during the preceding one
(1) year (provided that the Board or the Committee may in its discretion waive such one (1) year requirement), excluding non-employees and persons on leave of absence; (ii) on an hourly basis as a non-restaurant employee for at least 30 hours per week and has been so employed continuously during the preceding 90 days (provided that the Board or the Committee may in its discretion waive such 90 day requirement) or (iii) is exempt from the overtime and minimum wage requirements under federal and state laws and has been so employed continuously during the preceding 90 days (provided that the Board or the Committee may in its discretion waive such 90-day requirement), excluding non-employees and persons on leave of absence. An Employee may also be referred to herein as a Participant.

        2.10 "Enrollment Form" shall mean the Employee Stock Purchase Plan Enrollment Form.

        2.11 "Interested Party" shall mean the persons described in Paragraph 16 hereof.

        2.12  "Plan" shall mean this 1994 Employee Stock Purchase Plan.

        2.13 "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a subsidiary corporation, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a subsidiary corporation.

     3. Administration. The Plan shall be administered by the Board or, in the discretion of the Board, by the Committee which shall consist of not less than two persons to be appointed by, and to serve at the pleasure of, the Board. No member of the Board or Committee who is not an Employee shall be eligible to participate in the Plan. An aggregate of 500,000 shares of Common Stock shall be subject to the Plan, provided that such number shall be automatically adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination, reclassification or similar corporate change. The Board or the Committee shall have full authority to construe, interpret, apply and administer the Plan and to establish and amend such rules and procedures as it deems necessary or appropriate from time to time for the proper administration of the Plan. In addition, the Board or the Committee may engage or hire such persons, including without limitation, the Broker, to provide administrative, recordkeeping and other similar services in connection with its administration of the Plan, as it may deem necessary or appropriate from time to time. The members of the Board and the Committee and the officers of the Company shall be entitled to rely upon all certificates and reports made by such persons, including the Broker, and upon all opinions given by any legal counsel or investment adviser selected or approved by the Board or the Committee. The members of the Board and the Committee and the officers of the Company shall be fully protected in respect of any action taken or suffered to be taken by them in good faith in reliance upon any such certificates, reports, opinions or other advice of any such person, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants. The Company shall indemnify each member of the Board and the Committee and any other officer or employee of the Company who is designated to carry out any responsibilities under the Plan for any liability arising out of or connected with his or her duties hereunder, except such liability as may arise from such person's gross negligence or willful misconduct.

     4. Eligibility. Any Employee as defined in Paragraph 2.9 shall be eligible to participate in the Plan. Any Employee participating in the Plan who, after the commencement of a particular Offering Period, as defined in Paragraph 5, shall for any reason fail to meet the standards of eligibility shall be considered to have withdrawn from the Plan, effective as of the date upon which the Participant shall have become ineligible. Any reference in this Plan to withdrawal by a Participant from the Plan shall include ineligibility as described in this Paragraph 4.

     5. Offering Periods. Shares shall be offered pursuant to this Plan in periods which coincide with the Company's fiscal quarters ("Offering Periods"), commencing on the effective date of the Plan pursuant to Paragraph 22 and continuing thereafter until terminated in accordance with Paragraph 15. The Board shall have the power to change the duration of Offering Periods if such change is announced at least 10 days prior to the scheduled beginning of the first Offering Period to be affected.

     6. Participation. Participation in the Plan is voluntary. An eligible Employee may apply to participate in the Plan by submitting to the Company's Benefits Department an Enrollment Form authorizing a payroll deduction and purchase of shares. The Enrollment Form shall be on a form provided by the Company and may be submitted to the Company at any time. Participation shall not be effective until the Enrollment Form is reviewed and accepted by the Company by written notice to the Employee. Once the Enrollment Form has been reviewed and accepted by the Company, participation in the Plan shall commence immediately.

     7. Payroll Deductions.

        7.1 Election. At the time a Participant submits an Enrollment Form, the Participant shall elect to have payroll deductions made on each payday during the Offering Period at a whole percentage from 3% to 10% of the Base Earnings which the Participant is to receive on such payday.

        7.2 Holding of Funds. All payroll deductions authorized by each Participant shall be held in an interest-bearing account in the name of the CKE Restaurants, Inc. Employee Stock Purchase Plan (the "Company Account") until used to purchase Common Stock and shall not be used for any other purpose. The Company shall maintain records reflecting the amount in the Company Account of each Participant. Interest accruing on the payroll deductions credited to the Company Account shall be used to defray costs associated with the engagement of the Broker and will not be available to purchase shares of Common Stock under Paragraph 9. All withholding taxes in connection with a Participant's payroll deduction shall be deducted from the remainder of the Base Earnings paid to the Participant and not from the amount to be placed in the Company Account. A Participant may not make any additional payments into the Company Account except as provided in Paragraph 18. All amounts in the Company Account derived from payroll deductions shall be referred to as the "Participant Contribution."

        7.3 Changes in Election. Participation in the Plan will continue until the Participant withdraws from the Plan, is no longer eligible to participate or the Plan is terminated. Such participation shall be on the basis of the payroll deduction election submitted by such Employee to the Company and then currently in effect. Each such election shall remain in effect until the effective date of any change in the amount of payroll deduction as requested by the Participant and accepted by the Company. To be effective in any Offering Period, a change in the amount of payroll deduction must be requested in writing and submitted to the Company. A Participant may change his withholding percentage at any time during an Offering Period, but only one time during any Offering Period. If a Participant's Base Earnings change during an Offering Period, the amount of the payroll deduction will be changed to the figure reflecting the Participant's previously elected deduction percentage applied to his or her new Base Earnings (but will not in any event be in excess of 10% of the Participant's Base Earnings).

     8. Contribution by the Company or a Subsidiary. The Company or a Subsidiary shall make matching contributions (the "Matching Contribution") as follows:

        8.1 Officers and Directors as Participants. For each officer or director of the Company or a Subsidiary who participates in the Plan and remains an Employee of the Company or a Subsidiary for at least one year after the termination of a particular Offering Period, the Company or Subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to either one-half of the number of shares purchased on behalf of such Participant or equal to one-half of the dollar amount contributed by such Participant during such one year earlier Offering Period subject to Paragraph 8.3, at the sole discretion of the Company, less all withholding taxes in connection with such Matching Contribution. "Officer" shall mean those individuals elected as Officers by the Board of Directors of the Company and its Subsidiaries, and shall be determined as of the end of an Offering Period. "Director" shall mean an employee and a member of the Board of Directors of the Company and its subsidiaries. Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person's existing withholding percentages or as otherwise required by law from the Participant's base earnings.

        8.2 Other Participants. For each Participant in the Plan (other than an officer or director) who remains an Employee of the Company or a Subsidiary for at least one year after the termination of a particular Offering Period, the Company or Subsidiary shall make upon the one year anniversary date after such Offering Period a Matching Contribution equal to either one-third of the number of shares purchased on behalf of such Participant or equal to one-third of the dollar amount contributed by such Participant during such one year earlier Offering Period subject to Paragraph 8.3., at the sole discretion of the Company. Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person's existing withholding percentages or as otherwise required by law from the Participant's base earnings.

        8.3 Timing of Withholding. The Company shall withhold taxes in two subsequent pay periods or as otherwise required by law.

     9. Purchase of Shares Regarding Participant's Contribution.

        9.1 Brokerage Account. Following the acceptance by the Company of a Participant's Enrollment Form, the Company shall direct the Broker to open and maintain an account (the "Brokerage Account") in the name of such Participant and to purchase shares of Common Stock on behalf of such Participant as permitted under this Plan.

        9.2 Delivery of Funds to Broker from Company. The Company, from time to time during an Offering Period, shall deliver to the Broker an amount equal to the total of all Participant Contributions together with a list of the amount of such Contributions from each Participant.

        9.3 Broker's Purchase of Shares. From time to time, the Broker, as agent for the Participants, shall purchase as many full shares or fractional shares of Common Stock as such Contributions will permit. The shares to be purchased shall be purchased at the then current fair market value and may, at the election of the Company, be either treasury shares, shares authorized but unissued, or shares purchased on the open market. The amount of Common Stock purchased by the Broker pursuant to this Paragraph 9.3 shall be allocated to the respective Brokerage Account of each Participant on the basis of the average cost of the Common Stock so purchased, in proportion to the amount allocable to each Participant. At the end of each Offering Period under the Plan, each Participant shall acquire full ownership of all full shares and fractional shares of Common Stock purchased for his Brokerage Account. Unless otherwise requested by the Participant, all such full shares and fractional shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested in accordance with Paragraph 9.5.

        9.4 Fees and Commissions. The Company shall pay the Broker's administrative charges for opening and maintaining the Brokerage Accounts for active Participants and the brokerage commissions on purchases made for such Brokerage Accounts which are attributable to Participant Contributions and Matching Contributions under the Plan. Such Brokerage Accounts may be utilized for other transactions as described in Paragraph 9.5 below, but any fees, commissions or other charges by the Broker in connection with such other transactions shall, in certain circumstances described in Paragraph 9.5, be payable directly to the Broker by the Participant.

        9.5 Participant Accounts with Broker. Each Participant's Brokerage Account shall be credited with all cash dividends paid with respect to full shares and fractional shares of Common Stock purchased pursuant to Paragraphs
9.3 and 10 unless such shares are registered in the Participant's name. Unless otherwise instructed by the Participant, dividends on such Common Stock shall automatically be reinvested in Common Stock as soon as practicable following receipt of such dividends by the Broker. Applicable fees and brokerage commissions on the reinvestment of such dividends will be payable by the Participant. Any stock dividends or stock splits which are made with respect to shares of Common Stock purchased pursuant to Paragraphs 9.3 and 10 shall be credited to the Participant's Brokerage Account without charge. Any Participant may request that a certificate for any or all of the full shares of Common Stock credited to his Brokerage Account be delivered to him at any time; provided, however, the Participant shall be charged by the Broker for any fees applicable to such requests. A Participant may request the Broker at any time to sell any or all of the full shares or fractional shares of Common Stock credited to his Brokerage Account. Unless otherwise instructed by the Participant, upon such sale, the Broker will mail to the Participant a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other normal charges which shall be payable by the Participant. Except as provided in Paragraph 13, a request by the Participant to the Broker to sell shares of Common Stock or for delivery of certificates shall not affect an Employee's status as a Participant. A Participant who has a Brokerage Account with the Broker may purchase additional shares of Common Stock of the Company for his Brokerage Account at any time by separate purchases arranged through the Broker. When any such purchases are made, the Participant will be charged by the Broker for any and all fees and brokerage commissions applicable to such transactions. In addition, any subsequent transactions with respect to such shares acquired including, but not limited to, purchases, sales, reinvestment of dividends, requests for certificates, and crediting of stock dividends or stock splits, shall be at the expense of the Participant and the Broker shall charge the Participant directly for any and all fees and brokerage commissions applicable to such transactions.

     10. Issuance of Shares Regarding Matching Contribution. Subject to Paragraph 20, on the 10th day after the first anniversary of an Offering Period, each Participant's direct employer shall make the Matching Contribution for each qualified Participant in an amount described in Paragraph 8 by delivering to the Broker an amount equal to the total funds necessary to make the Matching Contributions described in Paragraph 8 together with a list of the number of shares allocable to the Brokerage Account of each Participant. As soon as practicable thereafter, the Broker shall purchase the number of shares of Common Stock required in order to make the Matching Contributions. The shares to be purchased shall be purchased at the then current fair market value and may, at the election of the Company, be either treasury shares, shares authorized but unissued, or shares purchased on the open market. At the time of such purchases, each Participant shall immediately acquire full ownership of all full shares of Common Stock purchased. Unless otherwise requested by the Participant, all such shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested in accordance with Paragraph 9.5.

     11. Voting and Shares. All voting rights with respect to the full shares and the fractional shares of Common Stock held in the Brokerage Account of each Participant may be exercised by each Participant and the Broker shall exercise such voting rights in accordance with the Participant's signed proxy instruction duly delivered to the Broker.

     12. Statement of Account. As soon as practicable after the end of each Offering Period, the Broker shall deliver to each Participant a statement regarding all activity in his or her Brokerage Account, including his or her participation in the Plan for such Offering Period. Such statement will show the number of shares acquired or sold, the price per share, the transaction date, stock splits, dividends paid, dividends reinvested and the total number of shares held in the Brokerage Account. The Broker shall also deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its stockholders, including the Company's annual report to its stockholders containing audited financial statements.

     13. Withdrawal from the Plan. A Participant may withdraw from the Plan, effective as of the end of any Offering Period, by giving written notice to the Company not later than the 15th day prior to the end of such Offering Period. Upon any such withdrawal, the Participant shall be entitled to receive as promptly as possible from the Company all of the Participant's payroll deductions credited to the Company Account in his or her name during the applicable Offering Period, but shall not be entitled to the benefit of any Matching Contributions. In the event a Participant withdraws from the Plan pursuant to this Paragraph 13, the Company shall notify the Broker as soon as practicable and the Broker shall maintain or close the Participant's Brokerage Account in accordance with the procedures set forth in Paragraph 16. A Participant who withdraws from the Plan may not reenter the Plan except by execution and delivery of a new Enrollment Form and payroll deduction election, and his or her participation shall be effective upon acceptance of the Enrollment Form by the Company by written notice to the Employee not sooner than 30 days after receipt of the Enrollment Form, provided that the Company may in its discretion accept an Enrollment Form prior to the expiration of such 30 days.

     14. Termination of Employment. In the event of the termination of a Participant's employment with the Company or a Subsidiary for any reason during an Offering Period, including, but not limited to, the death of a Participant, participation in the Plan shall terminate as well as any rights to Matching Contributions which have not been allocated to the Participant on the date of termination. The Participant or the personal representative of the Participant shall be entitled to receive an amount of cash determined in the same manner and payable at the same time as if the Participant had withdrawn from the Plan by giving notice of withdrawal effective as of the date such termination occurs. Notwithstanding the foregoing, termination of employment by one employer for the purpose of being re-employed immediately by the Company or one of is Subsidiaries shall not be considered termination under this Paragraph 14. Any reference in this Plan to withdrawal by a Participant from the Plan shall include termination as described in this Paragraph 14. In the event of the termination of a Participant's employment pursuant to this Paragraph 14, the Company shall notify the Broker as soon as practicable and the Broker shall maintain or close the Participant's Brokerage Account in accordance with the procedures set forth in Paragraph 16.

     15. Amendment, Suspension and Termination of Plan. This Plan may be amended or terminated by the Board at any time and such amendment or termination shall be communicated in writing to all Participants as soon as practicable after the date of such Board action. If the Plan is terminated, each Participant shall be entitled to receive as promptly as possible from the Company all payroll deductions attributable to him or her which have not been used for purchase of Common Stock pursuant to Paragraph 9, together with the accrued interest on the Participant's funds held in the Company Account (collectively, the

"Account Balance"), but he or she shall not be entitled to the benefit of any Matching Contributions with respect to such deductions or interest or otherwise for any past Offering Periods. In any event, this Plan shall terminate 20 years from the date the Plan is adopted or the date the Plan is approved by the stockholders, whichever is earlier. In the event that the Company terminates the Plan pursuant to this Paragraph 15, the Broker shall maintain or close the Participant's Brokerage Accounts in accordance with the procedures set forth in Paragraph 16. Notwithstanding any other provision to the contrary, any provision of this Plan may be amended by the Board or the Committee as required to obtain necessary approvals of governmental agencies if such change does not materially alter the rights and interests of stockholders of the Company. If there are any changes in the capitalization of the Company, such as through mergers, consolidations, reorganizations, recapitalizations, stock splits or stock dividends, appropriate adjustments will be made by the Company in the number of shares of its Common Stock subject to purchase under the Plan.

     16. Disposition of Brokerage Account Following Withdrawal, Death, Termination of Employment or Termination of Plan. As soon as practicable following the notification of the withdrawal of a Participant from the Plan, the notification of the termination of a Participant's employment with the Company or a Subsidiary (which includes the death of the Participant) or of the notification that the Plan is terminated pursuant to Paragraph 15 hereof, the Broker shall notify the former Participant, or in the event of his death, his designated beneficiary, if any, or if no designated beneficiary the estate of the deceased Participant (collectively, an "Interested Party"), regarding the disposition of the former Participant's or deceased Participant's Brokerage Account. As soon as practicable following receipt of the notification set forth in the preceding sentence, the Interested Party may request the Broker to dispose of the former Participant's or deceased Participant's Brokerage Account, at the Interested Party's expense, by any one of the following means:

          (a) The Interested Party may request the Broker to maintain the former Participant's or deceased Participant's Brokerage Account for the benefit of the Interested Party or any other person. The Interested Person shall be charged by the Broker for all maintenance fees and any and all other fees in connection with the Brokerage Account.

          (b) The Interested Party may request the Broker to sell all of the full shares and fractional shares of Common Stock, if any, held in the former Participant's or deceased Participant's Brokerage Account. Upon such sale, the Broker will mail to the Interested Party a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other charges which shall be payable by the Interested Party.

          (c) The Interested Party may request the Broker to provide a certificate for all of the full shares of Common Stock, if any, together with a check in an amount equal to the proceeds of the sale any fractional shares of Common Stock held in the former Participant's or deceased Participant's Brokerage Account, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other charges which are payable by the Participant.

Maintenance of the former Participant's or deceased Participant's Brokerage Account pursuant to this Paragraph 16 shall confer no rights under the Plan.

     17. Broker. The Broker shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated which has agreed to act as Broker for such period as is determined by the Company. Either the Company or the Broker may terminate such designation at any time upon 30 days' written notice. In the event of such termination of the Broker, the Company may administer the Plan without the use of a Broker or may appoint a successor Broker. Any successor Broker shall be vested with all the powers, rights, duties and immunities of the Broker hereunder to the same extent as if originally named as the Broker hereunder. The relationship between the Broker and the Participant will be the normal relationship of a broker and its client, and the Company assumes no responsibility in this respect.

     18. Initial Contribution. Any Participant who files a Enrollment Form prior to the first Offering Period may elect to make an initial contribution ("Initial Contribution") to be allocated to him or her in the Company Account, by check payable to the Company, in any amount up to 10% of his or her Base Earnings for the period between August 16, 1994, and the commencement of the first Offering Period. The amount of the Initial Contribution shall be matched as provided in Paragraph 8, and withholding taxes in connection with such Matching Contributions shall be deducted in the same manner as provided in Paragraph 8.

        18.1. Lump Sum Contribution. The Board and/or Committee may from time to time in its discretion allow any Participant in the Plan to make a lump sum contribution ("Lump Sum Contribution") to be credited to him or her in the Company Account, by check payable to the Company, in any amount up to 10% of his or her Base Earnings, for a period prescribed by the Board and/or Committee. The amount of the Lump Sum Contribution shall be matched as provided in Paragraph 8, and withholding taxes in connection with such Matching Contributions shall be deducted in the same manner as provided in Paragraph 8.

     19. Conditions to Issuance of Shares. Shares shall not be issued under the Plan unless issuance and delivery of such shares pursuant to the Plan shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the securities laws of the state in which any Employee resides, NASD requirements and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. By execution of the Enrollment Form, the Participant covenants and agrees that all shares are being purchased only for investment and without any present intention to sell or distribute such shares.

     20. Notice.

        20.1 To Company or Subsidiaries. Any notice hereunder to the Company or to its Subsidiaries shall be in writing and such notice shall be deemed made only when delivered or three days after being mailed by certified mail, return receipt requested, to the Company's principal office at 1200 North Harbor Boulevard, Anaheim, California 92801 or to such other address as the Company may designate by notice to the Participants.

        20.2 To Participant. Any notice to a Participant hereunder shall be in writing and any such communication and any delivery to a Participant shall be deemed made if mailed or delivered to the Participant at such address as the Participant may have on file with the Company and with Broker.

     21. Miscellaneous.

        21.1 No Limitation on Termination of Employment. Nothing in the Plan shall in any manner be construed to limit in any way the right of the Company or any of its Subsidiaries to terminate an Employee's employment at any time, without regard to the effect of such termination on any right such Employee would otherwise have under the Plan, or give any right to an Employee to remain employed by the Company in any particular position or at any particular rate of remuneration.

        21.2 Liability. The Company, its Subsidiaries, any member of the Board or Committee and any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have no liability to any party for any action taken or not taken in good faith under the Plan, or based on or arising out of a determination of any question under the Plan or an interpretation, administration or application of the Plan made in good faith.

        21.3 Captions. The captions of the paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

        21.4 Assignment. Any rights of Employees hereunder shall be nonforfeitable, and no Account Balance or contribution made by any employer may revert or inure to the benefit of the Company or any Subsidiary, provided that no Participant shall be entitled to sell, assign, pledge or hypothecate any right or interest in his or her Account Balance.

        21.5  Governing Law. Delaware law governs this Plan.

        21.6 Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

        21.7 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

     22. Effective Date of Plan. The Plan shall become effective upon the first day of the next fiscal quarter after which the Board approves the Plan, subject to ratification by the stockholders of the Company, and all necessary approvals of governmental agencies have been received.

                                     PROXY
CKE RESTAURANTS, INC.       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
1200 North Harbor Boulevard DIRECTORS OF CKE RESTAURANTS, INC. The undersigned
Anaheim, California 92801   hereby appoints William P. Foley II and Loren
                            C. Pannier, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of CKE Restaurants, Inc. held of record by the undersigned on April 24, 1995, at the Annual Meeting of Stockholders to be held on June 21, 1995 and any postponements or adjournments thereof.

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1. ELECTION OF DIRECTORS:        FOR both of the nominees listed     WITHHOLD AUTHORITY to vote for
                                 below (except as marked to the      all nominees listed below  / /
                                 contrary below)  / /
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   INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

                    CARL L. KARCHER          FRANK P. WILLEY

2. TO APPROVE THE CKE RESTAURANTS, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN.

                  FOR  / /      AGAINST  / /      ABSTAIN  / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE NOMINEES LISTED ABOVE, FOR APPROVAL OF THE CKE RESTAURANTS, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN, AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN
ITEM 3.

                                                  Please sign exactly as the
                                                  name appears below. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as an attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give your full title as such.
                                                  If a corporation, please sign
                                                  in full corporate name by the
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in the partnership
                                                  name by an authorized person.

                                                  Dated: _________________, 1995


                                                  ------------------------------
                                                             Signature

                                                  ------------------------------
                                                     Signature if held jointly

                                                     DO YOU PLAN TO ATTEND THE
                                                             MEETING?

                                                        YES / /     NO / /

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                            THE ENCLOSED ENVELOPE.